                                                                     EXHIBIT 2.4







                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                      SOUTH TEXAS RETINA AFFILIATES, INC.,

                    SOUTH TEXAS RETINA CONSULTANTS, L.L.P.,

                        CHARLES H. CAMPBELL, M.D., P.A.,

                           CHARLES H. CAMPBELL, M.D.,

                           PRG TX ACQUISITION CORP. I

                                      AND

                        PHYSICIANS RESOURCE GROUP, INC.
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                               TABLE OF CONTENTS

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
Section 1.       The Merger
         1.1     Merger of PRG Sub into the Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Merger Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3     Articles of Incorporation of Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.4     Bylaws of the Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.5     Directors of the Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.6     Officers of the Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.7     Conversion of Company Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.8     Exchange of Certificates Representing Shares of Company Common Stock . . . . . . . . . . . . . . . . . 2
         1.9     Subsequent Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Section 2.       Representations and Warranties of the Company, the Practice and the Shareholder
         2.1     Corporate Existence; Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.2     Power and Authority for Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.3     Permits, Licenses and Governmental Authorizations  . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.4     Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.5     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.6     Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.7     Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.8     Condition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.9     Title to and Encumbrances on Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.10    Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.11    Intellectual Property Rights; Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.12    Directors and Officers; Payroll Information; Employees . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.13    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.14    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.15    Subsequent Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.16    Accounts Receivable/Payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.17    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.18    Commissions and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.19    Liabilities; Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.20    Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.21    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.22    Adverse Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.23    Compliance with Laws in General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.24    Medicare and Medicaid Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.25    Fraud and Abuse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.26    No Untrue Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.27    Accredited Investor Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.28    Distributions and Repurchases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.29    Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.30    Banking Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.31    Ownership Interests of Interested Persons; Competitors . . . . . . . . . . . . . . . . . . . . . . .  11
         2.32    Payors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 3.       Representations and Warranties of PRG Sub and PRG
         3.1     Corporate Existence: Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.2     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.3     Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.4     Commissions and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12





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
         3.5     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.6     No Untrue Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Section 4.       Covenants of the Company, the Practice and the Shareholder
         4.1     Consummation of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.2     Business Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.3     Access and Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.4     Approvals of Third Parties and Permits and Consents  . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.5     Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.6     Funding of Accrued Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.7     Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.8     Distributions and Repurchases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.9     Requirements to Effect Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.10    Voting of Shares; Irrevocable Proxy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.11    Accounting and Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.12    Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

Section 5.       Covenants of PRG and PRG Sub
         5.1     Consummation of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.2     Approvals of Third Parties and Permits and Consents  . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.3     Listing Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

Section 6.       Covenants of the Shareholder
         6.1     Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.2     Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.3     Corporate Governance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.4     Exhibits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Section 7.       PRG Sub and PRG Conditions Precedent
         7.1     Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.2     Covenants and Conditions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.3     Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.4     No Material Adverse Change.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.5     Due Diligence Review.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.6     Approval by the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.7     Service Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.8     Employment Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.9     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.10    Closing Deliveries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.11    Debt and Receivables.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.12    Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.13    Stock Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.14    Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.15    No Change in Working Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 8.       The Company's and the Shareholder's Conditions Precedent
         8.1     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.2     Covenants and Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.3     Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.4     Closing Deliveries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.5     Stock Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 9.       Closing Deliveries
         9.1     Deliveries of the Company and the Shareholder  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.2     Deliveries of PRG Sub and PRG  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18





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

Section 10.      Nature and Survival of Representations and Warranties; Indemnification
         10.1    Nature and Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         10.2    Indemnification by PRG Sub and PRG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         10.3    Indemnification by the Company, the Practice and the Shareholder . . . . . . . . . . . . . . . . . .  19
         10.4    Indemnification Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         10.5    Certain Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.6    Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 11.      Termination

Section 12.      Noncompetition
         12.1    Prohibited Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         12.2    Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         12.3    Reasonable Restraint . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         12.4    Severability; Reformation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         12.5    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 13.      Nondisclosure of Confidential Information

Section 14.      Investment Representations

Section 15.      Miscellaneous
         15.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         15.2    Further Assurances; Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         15.3    Each Party to Bear Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         15.4    Public Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         15.5    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         15.6    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         15.7    Integration of Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         15.8    ENTIRE AGREEMENT/AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         15.9    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         15.10   Binding Effect/Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         15.11   No Rule of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         15.12   Costs of Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         15.13   Amendments; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         15.14   Choice of Forum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         15.15   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27





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

                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION, made and executed as of the 30th day of June, 1996, is by and among PRG TX ACQUISITION CORP. I, a Texas corporation ("PRG Sub"); PHYSICIANS RESOURCE GROUP, INC., a Delaware corporation ("PRG"); SOUTH TEXAS RETINA AFFILIATES, INC., a Texas corporation (the Company"), SOUTH TEXAS RETINA CONSULTANTS, L.L.P., a Texas limited liability partnership ("LLP") and CHARLES H. CAMPBELL, M.D., P.A., a Texas professional association ("PA") (collectively, the LLP and the PA are referred to herein as the "Practice") and CHARLES H. CAMPBELL, M.D., an individual resident of the State of Texas ("Shareholder").

                                  WITNESSETH:

         WHEREAS, the Practice operates an ophthalmology practice in Corpus Christi, Texas;

         WHEREAS, the Company owns all of the assets (other than the physicians) used in the business of LLP and has a service arrangement with the LLP whereby the Company performs all non-medical services for LLP; and

         WHEREAS, Shareholder is the only Shareholder of the Company, and the Shareholder and PA are the only partners of LLP;

         WHEREAS, PRG Sub is engaged in the business of acquiring the assets of and managing non-medical aspects of ophthalmology practices and is a wholly-owned subsidiary of PRG; and

         WHEREAS, the Boards of Directors of each of the Company, PRG and PRG Sub have determined that a business combination between the parties is in the best interests of their respective companies and stockholders and accordingly have agreed to effect the Merger (hereinafter defined) upon the terms and conditions set forth herein;

         WHEREAS, it is intended that for federal income tax purposes the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


SECTION 1.       THE MERGER.

         The Merger of PRG Sub with and into the Company shall occur on the date that the conditions precedent to the transaction referred to herein are satisifed ("Closing Date"), unless another date is mutually agreed upon among the parties hereto, shall be based on the respective representations, warranties and agreements of the parties hereto, and shall be subject to the terms and conditions herein stated.

         1.1 MERGER OF PRG SUB INTO THE COMPANY. On the Closing Date, PRG Sub shall be merged with and into the Company in accordance with this Agreement and the separate corporate existence of PRG Sub shall thereupon cease (the "Merger"). The Merger is intended to be a "tax-free reorganization" pursuant to Section 368(a) of the Code and the parties hereto shall not report the transaction in a manner inconsistent therewith or otherwise take any action that would prevent the Merger from qualifying as such; provided, however, that the actual tax effect of the transactions contemplated by this Agreement is not a condition precedent to the closing of the transactions contemplated hereby and no party hereto makes or has made any representation, warranty or covenant to any other party hereto as to such qualification. The Company shall be the surviving corporation in the Merger (in such capacity, hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Texas and the separate corporate existence of Surviving Corporation with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger, except as set forth herein. The Merger shall have the effects specified in the Texas Business Corporation Act ("TBCA").

         1.2 MERGER CERTIFICATES. If all conditions to the Merger set forth herein have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated pursuant to the terms hereof, the parties hereto shall cause to be properly executed and filed on the Closing Date Articles of Merger meeting the requirements of the Texas Business Corporation Act. The Merger shall become effective on the Closing Date.

         1.3 ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. Effective on the Closing Date, the Articles of Incorporation of PRG Sub shall be the Articles of Incorporation of the Surviving Corporation.

         1.4 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of PRG Sub on the Closing Date shall be the Bylaws of the Surviving Corporation.

         1.5 DIRECTORS OF THE SURVIVING CORPORATION. The persons who are directors of PRG Sub immediately prior to the Closing Date shall, from and after the Closing Date, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

         1.6 OFFICERS OF THE SURVIVING CORPORATION. The persons who are officers of PRG Sub immediately prior to the Closing Date shall, from and after the Closing Date, be the officers of the Surviving Corporation and shall hold their same respective office(s) until their earlier death, resignation or removal.

         1.7 CONVERSION OF COMPANY COMMON STOCK. The manner of converting shares of the Company in the Merger shall be as follows:

                 (a) As a result of the Merger and without any action on the part of the holder thereof, all shares of Company common stock issued and outstanding on the Closing Date shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company common stock shall thereafter cease to have any rights with respect to such shares of Company common stock, except the right to receive, without interest, the consideration specified in Annex I attached hereto (in the aggregate, the "Merger Consideration").

                 (b) Each share of Company common stock held in the Company's treasury, if any, on the Closing Date, by virtue of the Merger, shall cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                 (c) On the Closing Date, each share of PRG Sub common stock issued and outstanding as of the Closing Date shall be surrendered in exchange for a share of validly issued, fully paid and nonassessable share of common stock of Surviving Corporation.

         1.8     EXCHANGE OF CERTIFICATES REPRESENTING SHARES OF COMPANY COMMON
                 STOCK.

                 (a) At or after the Closing Date, the Shareholder, as the holder of all outstanding certificates representing shares of Company common stock, shall, upon surrender of such certificates, be entitled to receive the Merger Consideration.

                 (b) The Shareholder shall deliver to PRG on the Closing Date the certificates representing Company common stock owned by him, duly endorsed in blank by the Shareholder, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Shareholders' expense, affixed and cancelled. The Shareholder agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such Company common stock or with respect to the stock powers accompanying any Company Common Stock. Upon such delivery, the Shareholder shall be entitled to receive in exchange therefor a certificate representing that number of shares of PRG common stock and the amount of any cash Shareholder is entitled to receive pursuant to Sections 1.7 and 1.8(c) hereof, after giving effect to any required tax withholdings.

                 (c) Notwithstanding Section 1.7 or any other provision of this Section 1.8, no fractional shares of PRG common stock will be issued.

         1.9 SUBSEQUENT ACTIONS. If, at any time after the Closing Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or PRG Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, and to effect the cancellation of all outstanding shares of Company common stock in return for the consideration set forth in this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company, Shareholder and PRG Sub or otherwise, to carry out all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company and PRG Sub or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE PRACTICE AND THE SHAREHOLDER.

         The Company, the Practice and the Shareholder, jointly and severally, hereby represent and warrant to PRG Sub and PRG as follows:

         2.1 CORPORATE EXISTENCE; GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has all necessary corporate powers to own all of its assets and to carry on its business as such business is now being conducted. The Company does not own stock in or control, directly or indirectly, any other corporation, association or business organization, nor is the Company a party to any joint venture or partnership. The Shareholder is the sole shareholder of the Company and owns all outstanding shares of capital stock of the Company free of all security interests, claims, encumbrances and liens. Each share of Company common stock has been legally and validly issued and fully paid and nonassessable. No shares of capital stock of the Company are owned by the Company in treasury. There are no outstanding (a) bonds, debentures, notes or other obligations the holders of which have the right to vote with the stockholders of the Company on any matter, (b) securities of the Company convertible into equity interests in the Company, or (c) commitments, options, rights or warrants to issue any such equity interests in the Company, to issue securities of the Company convertible into such equity interests, or to redeem any securities of the Company. No shares of capital stock of the Company have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of the Company's stockholders. The Company is not required to qualify to do business as a foreign corporation in any other state or jurisdiction by reason of its business, properties or activities in or relating to such other state or jurisdiction. The Company does not have any assets, employees or offices in any state other than Texas.

         LLP is a limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Texas. LLP has all necessary partnership power to own all of its assets and to carry on its business as such business is now being conducted. LLP does not own stock in or control, directly or indirectly, any other corporation, association or business organization, nor is LLP a party to any joint venture or partnership. The Shareholder and PA are the sole partners of LLP and own all partnership interests free of all security interests, claims, encumbrances and liens. Each partnership interest of LLP has been legally and validly issued and fully paid and nonassessable. There are no outstanding (a) bonds, debentures, notes or other obligations the holders of which have the right to vote with the partners of LLP on any matter, (b) securities of LLP convertible into equity interests in LLP, or (c) commitments, options, rights or warrants to issue any such equity interests in LLP, to issue securities of LLP convertible into such equity interests, or to redeem any securities of LLP. No partnership interests of LLP have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of LLP's partners. LLP is not required to qualify to do business as a foreign entity in any other state or jurisdiction by reason of its business, properties or activities in or relating to such other state or jurisdiction. LLP does not have any assets, employees or offices in any state other than Texas.

         PA is a professional association duly organized, validly existing and in good standing under the laws of the State of Texas. PA has all necessary corporate powers to own all of its assets and to carry on its business as such business is now being conducted. PA does not own stock in or control, directly or indirectly, any other corporation, association or business organization, nor is PA a party to any joint venture or partnership other than ownership by the PA of an interest in LLP. The Shareholder is the sole shareholder of PA and owns all outstanding shares of capital stock of PA free of all security interests, claims, encumbrances and liens. Each share of PA common stock has been legally and validly issued and fully paid and nonassessable. No shares of capital stock of PA are owned by PA in treasury. There are no outstanding (a) bonds, debentures, notes or other obligations the holders of which have the right to vote with the stockholders of PA on any matter, (b) securities of PA convertible into equity interests in PA, or (c) commitments, options, rights or warrants to issue any such equity interests in PA, to issue securities of PA convertible into such equity interests, or to redeem any securities of PA. No shares of capital stock of PA have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of PA's stockholders. PA is not required to qualify to do business as a foreign corporation in any other state or jurisdiction by reason of its business, properties or activities in or relating to such other state or jurisdiction.
PA does not have any assets, employees or offices in any state other than Texas.

         2.2 POWER AND AUTHORITY FOR TRANSACTIONS. The Company and the Practice have the corporate, partnership or association power, as applicable, to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered on the Closing Date, and has taken all action required by law, its Articles of Incorporation, Partnership Agreement, Articles of Association, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. The Shareholder has the legal capacity to enter into and perform this Agreement and the other agreements to be executed and delivered in connection herewith. The Company and PA have obtained the approval of their stockholders necessary to the consummation of the transactions contemplated herein. The LLP has obtained the approval of its partners necessary to the consummation of the transactions contemplated herein. This Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of the Closing Date, duly executed and delivered by the Company, the Practice and the Shareholder, as appropriate, and assuming due execution and delivery of each such agreement by the other parties thereto, and constitute or will constitute the legal, valid and binding obligations of the Company, the Practice and the Shareholder, enforceable against the Company, the Practice and the Shareholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement, and the agreements executed and delivered pursuant to this Agreement or to be executed and delivered on the Closing Date, do not, and, subject to the receipt of consents described on Exhibit 2.5, the consummation of the actions contemplated hereby will not, violate any provision of the Articles of Incorporation, Articles of Association, Partnership Agreement or Bylaws of the Company or the Practice or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which the Company, the Practice or Shareholder is a party or by which the Company, the Practice or Shareholder is bound, or violate any material restrictions of any kind to which the Company, the Practice or Shareholder is subject, or result in any lien or encumbrance on any of the Company's or the Practice's assets.

         2.3 PERMITS, LICENSES AND GOVERNMENTAL AUTHORIZATIONS. Other than as would not have a material adverse effect on the Company, the Practice or the Shareholder, all building or other permits, certificates of occupancy, concessions, grants, franchises, licenses, certificates of need and other governmental authorizations and approvals required to be maintained by the Company, the Practice the Shareholder and each physician or licensed employee of the Company and the Practice have been duly obtained and are in full force and effect and are described on Exhibit 2.3. There are no proceedings pending or, to the knowledge of the Company, the Practice and the Shareholder, threatened, which may result in the revocation, cancellation or suspension, or any adverse modification, of any thereof.

         2.4 CORPORATE RECORDS. True and correct copies of the Articles of Incorporation, Articles of Association, Partnership Agreement, Bylaws and minutes of the Company and the Practice and all amendments thereto of the Company and the Practice have been delivered to PRG Sub. The minute books of the Company and the Practice contain all accurate minutes of the meetings for which minutes were prepared of and consents to actions taken without meetings of the Board of Directors and stockholders and partners, as applicable, of the Company and the Practice since their formation. To the best knowledge of the Company, the Practice and the Shareholder, the books of account of the Company and the Practice have been kept accurately in the ordinary course of business and the revenues, expenses, assets and liabilities of the Company and the Practice have been properly recorded in such books on a tax basis.

         2.5 CONSENTS. Except as set forth on Exhibit 2.5 and except as would not have a material adverse effect on the Company, the Practice or the Shareholder, no consent, authorization, permit, license or filing with any governmental authority, any lender, lessor, any manufacturer or supplier or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement and the agreements and documents contemplated hereby on the part of the Company, the Practice or the Shareholder.

         2.6 FINANCIAL INFORMATION. South Texas Retina Consultants, P.A. ("Old PA") has heretofore furnished PRG Sub with copies of financial information ("Financial Statements") about Old PA as set forth on Exhibit 2.6 attached hereto, including the unaudited Balance Sheet ("Balance Sheet") as of December 31, 1995 and April 30, 1996 ("Balance Sheet Date"). All such financial statements have been prepared in conformity with past practices of Old PA on a tax basis consistently followed throughout the periods indicated. Prior to the date hereof, Old PA merged with and into the Company and the Shareholder formed the Practice. Upon the request of PRG or PRG Sub, the Shareholder will provide PRG and PRG Sub with copies of all financial information of the Company and the Practice. The preceding sentence shall survive the termination of this Agreement.

         2.7 LEASES. Exhibit 2.7 attached hereto sets forth a list of all leases pursuant to which the Company leases, as lessor or lessee, real or personal property used in operating the business of the Company, the Practice or otherwise. The Practice is not a party to any leases other than the equipment lease with the Company as described on Exhibit 2.7 (which lease will be terminated on the Closing Date). All such leases listed on Exhibit 2.7 are valid and enforceable in accordance with their respective terms, and there is not under any such lease any existing default by the Company, as lessor or lessee, or any condition or event of which the Company, the Practice or Shareholder has knowledge which with notice or lapse of time, or both, would constitute a default, in respect of which the Company has not taken adequate steps to cure such default or to prevent a default from occurring.

         2.8 CONDITION OF ASSETS. To the best knowledge of the Shareholder, the Practice and the Company, all of the plants, structures and equipment used by the Company or the Practice in its business are in good condition and repair subject to normal wear and tear and conform with all applicable ordinances, regulations and other laws, except to the extent such failure to so conform would not have a material adverse effect on the Company, the Practice or the Shareholder, and the Company, the Practice and the Shareholder have no knowledge of any latent defects therein.

         2.9 TITLE TO AND ENCUMBRANCES ON PROPERTY. A description of all interests in real and personal property owned by the Company is set forth on
Exhibit 2.9. The Company has good, valid and marketable title to all of its personal and real property, free and clear of any liens, claims, charges, exceptions or encumbrances, except for those, if any, which are set forth in
Exhibit 2.9 attached hereto.  The real and personal property described on
Exhibit 2.9 and Exhibit 2.7 constitute the only real and personal property used in the conduct of the Company's business. The Practice has no real or tangible personal property. Upon consummation of the transactions contemplated hereby, such interest in real and personal property shall be free and clear of all liens, security interests, claims and encumbrances and evidence of such releases of liens and claims shall be provided to PRG Sub on the Closing Date.

         2.10 INVENTORIES. The items of the Company's inventory have been acquired in the ordinary course of its business, are adequate for the reasonable requirements of its business, and, to the best knowledge of the Company and the Shareholders, may be used for their intended purposes. All of the inventory owned or used by the Company is in good, current, standard and merchantable condition and is not obsolete or defective.

         2.11 INTELLECTUAL PROPERTY RIGHTS; NAMES. The Company and the Practice have no right, title or interest in or to patents, patent rights, corporate names, assumed names, manufacturing processes, trade names, trademarks, service marks, inventions, specialized treatment protocols, copyrights, formulas and trade secrets or similar items and such items are the only such items necessary for the conduct of its business. Exhibit 2.11 is a listing of all names of all predecessor companies of the Company and the Practice, including the names of any entities from whom the Company or the Practice previously acquired any significant assets from any predecessor company. Except for off-the-shelf software licenses, the Company and the Practice are not a licensee in respect of any patents, trademarks, service marks, trade names, copyrights or applications therefor, or manufacturing processes, formulas or trade secrets or similar items and no such licenses are necessary for the conduct of its business. No claim is pending or has been made to the effect that the present or past operations of the Company or the Practice infringe upon or conflict with the asserted rights of others to any patents, patent rights, manufacturing processes, trade names, trademarks, service marks, inventions, licenses, specialized treatment protocols, copyrights, formulas, know-how and trade secrets. The Company has the sole and exclusive right to use all such proprietary rights without infringing or violating the rights of any third parties and no consents of any third parties are required for the use thereof by the Surviving Corporation.

         2.12 DIRECTORS AND OFFICERS; PAYROLL INFORMATION; EMPLOYEES. Set forth on Exhibit 2.12 attached hereto is a true and complete list, as of the date of this Agreement of: (a) the name of each director and officer of the Company and the Practice and the offices held by each, (b) the most recent payroll report of the Company and the Practice, showing all current employees of the Company and the Practice and their current levels of compensation, (c) promised increases in compensation of employees of the Company and the Practice that have not yet been effected, (d) oral or written employment agreements or independent contractor agreements (and all amendments thereto) to which the Company or the Practice is a party, copies of which have been delivered to PRG Sub, and (e) all employee manuals, materials, policies, procedures and work-related rules, copies of which have been delivered to PRG Sub. The Company and the Practice are in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices. The Company and the Practice have not engaged in any unfair labor practice. There are no unfair labor practices charges or complaints pending or threatened against the Company or the Practice, and the Company and the Practice have never been a party to any agreement with any union, labor organization or collective bargaining unit.

         2.13 LEGAL PROCEEDINGS. Neither the Company, the Practice nor Shareholder nor outstanding shares of the Company's or Practice's stock or partnership interests nor any of the Company's or Practice's assets is subject to any pending, nor does the Company, the Practice or Shareholder have knowledge of any threatened, litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting the Company, Shareholder, the Practice, the outstanding shares of the Company's or the Practice's stock or partnership interests, any of the assets of the Company or the Practice, the operations, business or prospects of the Company or the Practice or the transactions contemplated by this Agreement, and, to the knowledge of the Company, the Practice and the Shareholder, no basis for any such action exists, nor is there any legal impediment of which the Company, the Practice or Shareholder has knowledge to the continued operation of its business in the ordinary course, subject to consents set forth on Exhibit 2.5.

         2.14 CONTRACTS. The Company has delivered to PRG Sub true copies of all written, and disclosed to PRG Sub all oral, outstanding contracts, obligations and commitments of the Company ("Contracts"), all of which are listed or incorporated by reference on Exhibit 2.7 (in the case of leases) and
Exhibit 2.14 (in the case of Contracts other than leases) attached hereto. The Practice is not a party to any Contracts other than set forth on Exhibit 2.14. Except as otherwise indicated on such Exhibits, all of such Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect, and no defenses, offsets or counterclaims have been asserted or to the best knowledge of the Company or Shareholder, may be made by any party thereto. Except as indicated on such Exhibits, there is not under any such Contract any existing default by the Company or the Practice, or any condition or event of which the Company, the Practice or Shareholder has knowledge which with notice or lapse of time, or both, would constitute a
default.   The Company, the Practice and the Shareholder have no knowledge of any default by any other party to such Contracts. Neither the Company, the Practice nor the Shareholder have received notice of the intention of any other party to any Contract to cancel or terminate any Contract and have no reason to believe that any amendment or change to any Contract is contemplated by any party thereto. Other than those contracts, obligations and commitments of the Company listed on Exhibit 2.7 and Exhibit 2.14, the Company and the Practice are not a party to any material written or oral agreement contract, lease or arrangement, including any:

                 (a) Contract related to the assets of the Company or the Practice not made in the ordinary course of business other than this Agreement;

                 (b) Employment, consulting or compensation agreement or arrangement;

                 (c)      Labor or collective bargaining agreement;

                 (d) Lease agreement with respect to any property, whether as lessor or lessee;

                 (e) Deed, bill of sale or other document evidencing an interest in or agreement to purchase or sell real or personal property to be performed after the date hereof;

                 (f) Contract for the purchase of materials, supplies or equipment (i) which is in excess of the requirements of its business now booked or for normal operating inventories, or (ii) which is not terminable upon notice of thirty (30) days or less;

                 (g) Agreement for the purchase from a supplier of all or substantially all of the requirements of the Company or the Practice of a particular product or service;

                 (h) Loan agreement or other contract for money borrowed or lent or to be borrowed or lent to another;

                 (i)      Contracts containing non-competition covenants; or

                 (j) Other contracts or agreements that involve either an unperformed commitment in excess of $1,000 or that terminate or can only be terminated by the Company or the Practice on more than 30 days after the date hereof.

         2.15 SUBSEQUENT EVENTS. Except as set forth on Exhibit 2.15, and except for the purchase by Shareholder of certain personal property owned by the Company, the merger of Old PA with and into the Company and the formation of the PA and LLP by the Shareholder, the Company and the Practice have not, since the Balance Sheet Date:

                 (a) Incurred any material obligation or liability (absolute, accrued, contingent or otherwise) or entered into any contract, lease, license or commitment, except in connection with the performance of this Agreement, other than in the ordinary course of business or incurred any indebtedness;

                 (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Balance Sheet or (ii) liabilities incurred since the Balance Sheet Date in the ordinary course of business;

                 (c) Formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

                 (d) Made any payments to or loaned any money to any person or entity other than in the ordinary course of business;

                 (e) Lost or terminated any employee, patient, customer or supplier that has, individually or in the aggregate, a material adverse effect on its business;

                 (f) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor, except as may have been required due to income or operations of the Company or the Practice since the Balance Sheet Date;

                 (g) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets of the Company or the Practice, tangible or intangible;

                 (h) Sold or contracted to sell or transferred or contracted to transfer any of the assets used in the conduct of the Company's or the Practice's business or cancelled any debts or claims or waived any rights, except in the ordinary course of business;

                 (i) Except in the ordinary course or business consistent with past practices, granted any increase in the rates of pay of employees, consultants or agents, or by means of any bonus or pension plan, contract or other commitment, increased the compensation of any officer, employee, consultant or agent;

                 (j) Authorized or incurred any capital expenditures in excess of Five Thousand and No/100 Dollars ($5,000.00) (other than capital expenditures related to computer equipment, the purchase of which has been disclosed to PRG and PRG Sub);

                 (k) Except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, entered into any material transaction other than in the ordinary course of business or permitted hereunder;

                 (l) Redeemed, purchased, sold or issued any stock, bonds or other securities;

                 (m) Experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of its properties, assets or business, or experienced any other material adverse change in its financial condition, assets, prospects, liabilities or business;

                 (n) Declared or paid a distribution, payment or dividend of any kind on the capital stock of the Company or the Practice;

                 (o) Repurchased, approved any repurchase or agreed to repurchase any of the Company's or the Practice's capital stock; or

                 (p) Suffered any material adverse change in the business of the Company or the Practice or to the assets of the Company or the Practice.

         2.16 ACCOUNTS RECEIVABLE/PAYABLE. Exhibit 2.16 contains a true and accurate (i) statement of Accounts Receivable, (ii) statement of Accounts Payable and (iii) statement of the working capital ("Working Capital") of the Company as of the Balance Sheet Date. The information provided to PRG and PRG Sub by the Shareholder pertaining to the receivables and payables of Old PA, the Company and the Practice was true and correct and continues to be true and correct; provided, however, that the Shareholder makes no representation as to the collectibility of the Accounts Receivable. Since the Balance Sheet Date, the Company and PA have not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. The Company and the Practice are in substantial compliance with the terms and conditions of such third-party payor arrangements, and the reserves established by the Company are adequate to cover any liability resulting from lack of compliance. Following Closing, the administration of the collection of Accounts Receivable and the payment of Accounts Payable shall be as set forth in Section 7.3(c) of the Service Agreement.

         2.17 TAXES. The Company and the Practice have filed all tax returns required to be filed by it, and made all payments of taxes, including any interest, penalty or addition thereto, reflected thereon with respect to income taxes, real and personal property taxes, sales taxes, use taxes, employment taxes, excise taxes and other taxes due and payable on or before the date of this Agreement. To the best knowledge of the Company, the Practice and Shareholder, all such tax returns are complete and accurate in all material respects and properly reflect the relevant taxes for the periods covered thereby. To the best knowledge of the Company, the Practice and the Shareholder, the Company and Practice have no tax liability, except for taxes attributable to the portion of the tax year preceeding the Closing Date not yet
due and payable.   The Company, the Practice and the Shareholder have not
received any notice that any tax deficiency or delinquency has been asserted against the Company or the Practice. There are no audits relating to taxes of the Company or the Practice pending or in process, or to the best knowledge of the Company, the Practice and Shareholder, threatened. The Company and the Practice are not currently the beneficiary of any waiver of any statute of limitations in respect of taxes nor of any extension of time within which to file any tax return or to pay any tax assessment or deficiency. There are no liens or encumbrances relating to taxes on or threatened against any of the assets of the Company or the Practice. The Company and the Practice have withheld and paid all taxes required by law to have been withheld and paid by it. Neither the Company, the Practice nor any predecessor of the Company or the Practice is or has been a party to any tax allocation or sharing agreement or a member of an affiliated group of corporations filing a consolidated
federal income tax return.   Old PA has delivered to PRG Sub correct and
complete copies of Old PA's, to the extent available, three most recently filed annual federal income tax returns and state franchise tax returns, together with all examination reports and statements of deficiencies assessed against or agreed to by Old PA during the three calendar year period preceding the date of this Agreement. The Company and the Practice have neither made any payments, is obligated to make any payments, or is a party to any agreement that under any circumstance could obligate it to make any payments that will not be deductible under Code section 280G.

         2.18 COMMISSIONS AND FEES. There are no claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Agreement which may be now or hereafter asserted against PRG, PRG Sub, the Company, the Practice or the Shareholder resulting from any action taken by the Company, the Practice or the Shareholder or their respective agents or employees, or any of them.

         2.19 LIABILITIES; DEBT. The Company and the Practice have no indebtedness or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether for borrowed money, guaranties or capital lease obligations or otherwise, and whether due or to become due, other than pursuant to the Contracts as set forth on Exhibits 2.7, 2.14 and 2.12 and other than trade payables incurred in the ordinary course of business.

         2.20 INSURANCE POLICIES. The Company, the Practice, Shareholder and each physician employee of the Company or the Practice carries property, liability, malpractice, workers' compensation and such other types of insurance as is customary in the industry. Valid and enforceable policies in such amounts are outstanding and duly in force and will remain duly in force through the Closing Date. All such policies are described in Exhibit 2.20 attached hereto and true and correct copies have been delivered to PRG Sub. Other than health insurance claims in the ordinary course of business, neither the Company, the Practice nor Shareholder has received notice or other communication from the issuer of any such insurance policy cancelling or amending such policy or threatening to do so. Neither the Company, the Practice nor Shareholder nor any physician employee of the Company or the Practice has any outstanding claims, settlements or premiums owed against any insurance policy.

         2.21 EMPLOYEE BENEFIT PLANS. Except as set forth on Exhibit 2.21 attached hereto, the Company and the Practice have neither established, nor maintains, nor is obligated to make contributions to or under or otherwise participate in, (a) any bonus or other type of compensation or employment plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document); (b) any pension, profit-sharing, retirement or other plan, program or arrangement; or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans listed on Exhibit 2.21 (individually "Company Plan," and collectively "Company Plans") have been operated and administered in all material respects in accordance with all applicable laws, rules and regulations, including without limitation, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by the Company or the Practice has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Company Plans. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Company Plans. The Company and the Practice have not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multiemployer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980. With respect to each Company Plan, either (i) the value of plan assets (including commitments under insurance contracts) is at least equal to the value of plan liabilities or (ii) the value of plan liabilities in excess of plan assets is disclosed on the Balance Sheet, all as of the Closing Date.

         2.22 ADVERSE AGREEMENTS. The Company and the Practice are not, and will not be as of the Closing Date, a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company or the Practice.

         2.23 COMPLIANCE WITH LAWS IN GENERAL. The Company, the Practice, the Shareholder and Company's and the Practice's physician and licensed employees have complied with all applicable laws, rules, regulations and licensing requirements, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act and any environmental laws and Medical Waste Laws, and there exist no violations by the Company, the Practice, the Shareholder or any physician or licensed employee of the Company of any federal, state or local law or regulation. Neither the Company, the Practice nor Shareholder has received any notice of a violation of any federal, state and local laws, regulations and ordinances relating to the operations of the business and assets of the Company or the Practice and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by the Company, the Practice or Shareholder. Medical Waste Laws shall have the meaning set forth in the Service Agreement.

         2.24 MEDICARE AND MEDICAID PROGRAMS. The Company, the Practice, the Shareholder and each physician and licensed employee of the Company and the Practice is qualified for participation in the Medicare and Medicaid programs and is party to provider agreements for such programs which are in full force and effect with no defaults having occurred thereunder. The Company, the Practice, the Shareholder and each physician and licensed employee of the Company and the Practice has timely filed all claims or other reports required to be filed with respect to the purchase of services by third-party payors, and all such claims or reports are complete and accurate, and has no liability to any payor with respect thereto. There are no pending appeals, overpayment determinations, adjustments, challenges, audit, litigation or notices of intent to open Medicare or Medicaid claim determinations or other reports required to be filed by the Company, the Practice, the Shareholder and each licensed employee of the Company and the Practice. Neither the Company, the Practice nor Shareholder, nor any physician or licensed employee of the Company or the Practice has been convicted of, or pled guilty or nolo contendere to, patient abuse or negligence, or any other Medicare or Medicaid program related offense and none has committed any offense which may serve as the basis for suspension or exclusion from the Medicare and Medicaid programs.

         2.25 FRAUD AND ABUSE. The Company, the Practice, the Shareholder and all persons and entities providing professional services for the Company's or the Practice's business have not, to the knowledge of the Company, the Practice and the Shareholder, engaged in any activities which are prohibited under Section 1320a-7b or Section 1395nn of Title 42 of the United States
Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) any failure by a claimant to disclose knowledge of the occurrence of any material event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid, or (e) referring a patient for designated health services to or providing designated health services to a patient upon referral from an entity or person with which the physician or an immediate family member has a financial relationship, and to which no exception under Section 1395nn of Title 42 of the United States Code applies.

         2.26 NO UNTRUE REPRESENTATIONS. No representation or warranty by the Company, the Practice or Shareholder in this Agreement, and no Exhibit or certificate issued or executed by, or information furnished by, officers or directors of the Company, the Practice or Shareholder and furnished or to be furnished to PRG Sub or PRG pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

         2.27 ACCREDITED INVESTOR STATUS. Shareholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").

         2.28 DISTRIBUTIONS AND REPURCHASES. No distribution, payment or dividend of any kind has been declared or paid by the Company or the Practice on any of its capital stock or partnership interests since the formation of the Company or Practice. No repurchase of any of the Company's or the Practice's capital stock or partnership interests has been approved, effected or is pending, or is contemplated by the Board of Directors of the Company or the Practice.

         2.29 SUPPLIERS. Set forth in Exhibit 2.29 is a complete and accurate list of the ten (10) largest suppliers of the Company and the Practice in terms of dollar volume of transactions for each of the last three fiscal years and the current fiscal year to date, showing, with respect to each, the name, address and aggregate dollar volume of purchases from such supplier.

         2.30 BANKING RELATIONS. Set forth in Exhibit 2.30 is a complete and accurate list of all arrangements that the Company or the Practice has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         2.31 OWNERSHIP INTERESTS OF INTERESTED PERSONS; COMPETITORS. No officer, employee, director or stockholder of the Company or the Practice, or their respective spouses, children or affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier or competitor of the Company or the Practice or any organization that has a material contract or arrangement with the Company or the Practice. Other than as set forth on Schedule 2.31, neither the Company, the Practice nor any of their directors, officers, employees, consultants or the Shareholder nor any affiliate of such person is, or within the last three years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, pharmacy, home health agency or other person or entity which is in a position to make or influence referrals to, or otherwise generate business for, the Company or the Practice or to provide services, lease space, lease equipment or engage in any other venture or activity with the Company or the Practice.

         2.32 PAYORS. Exhibit 2.32 sets forth a true, complete and correct list of the names and addresses of each payor of the Company's and the Practice's services which accounted for more than 10% of revenues of the Company or the Practice in any of the preceding three fiscal years. The Company or the Practice has good relations with all such payors and other material payors of the Company and the Practice and none of such payors has notified the Company or the Practice that it intends to discontinue its relationship with the Company or the Practice or to deny any claims submitted to such payor for payment.


SECTION 3.       REPRESENTATIONS AND WARRANTIES OF PRG SUB AND PRG.

         PRG Sub and PRG hereby represent and warrant to the Company, the Practice and the Shareholder as follows:

         3.1 CORPORATE EXISTENCE: GOOD STANDING. PRG and PRG Sub are corporations duly organized and existing and in good standing under the laws of the State of Delaware and Texas, respectively. True and correct copies of the Articles of Incorporation and Bylaws of PRG and PRG Sub have been delivered to the Company. PRG Sub has not commenced business since its organization. Other than its Articles of Incorporation, Bylaws and as of the Closing Date, the Service Agreement, PRG Sub is not a party to or subject to any agreement, indenture or other instrument. As of the date hereof, PRG Sub does not own any assets (tangible or intangible) and PRG Sub does not have any liabilities, accrued, contingent or otherwise (known or unknown and asserted or unasserted).

         3.2 COMPLIANCE WITH LAWS; LITIGATION. PRG Sub and PRG have complied with all applicable laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports, except to the extent that such noncompliance or failure to file would not have a material adverse effect on PRG or PRG Sub taken as a whole. Neither PRG Sub nor PRG is subject to any pending or does PRG or PRG Sub have knowledge of any threatened, litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting PRG or PRG Sub, other than as would not have a material adverse effect on PRG or PRG Sub.

         3.3 POWER AND AUTHORITY. Each of PRG Sub and PRG has corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement, and has taken all actions required by law, its Certificate or Articles of Incorporation, as applicable, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. The Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of the Closing Date, duly executed and deliveredy by PRG and PRG Sub, as appropriate, and, assuming due execution and delivery of each such agreement by the other parties thereto, constitute or will constitute the legal, valid and binding obligations of PRG and PRG Sub, enforceable against PRG and PRG Sub in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement and the agreements related hereto executed and delivered pursuant to this Agreement do not and, subject to the receipt of consents to assignments of leases and other contracts where required and the receipt of regulatory approvals where required, the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate or Articles of Incorporation or Bylaws of either PRG Sub or PRG or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement instrument, order, arbitration award, judgment or decree to which PRG Sub or PRG is a party or by which either of them is bound, or violate any restrictions of any kind to which PRG Sub or PRG is subject.

         3.4 COMMISSIONS AND FEES. PRG Sub and PRG have not incurred any obligation for any finder's, broker's or agent's fees in connection with the transactions contemplated hereby.

         3.5 CAPITAL STOCK. All of the outstanding shares of the common stock of PRG Sub are or will be as of the Closing Date validly issued, fully paid and nonassessable and are or will be as of the Closing Date owned directly by PRG, free and clear of all liens, claims and encumbrances. The issuance and delivery by PRG of shares of the common stock of PRG in connection with the Merger will be as of the Closing Date duly and validly authorized by all necessary corporate action on the part of PRG. The shares of PRG common stock to be issued in connection with the Merger, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the Unrestricted Shares (as defined on Annex I hereto) to be issued in connection with the Merger will be freely tradeable and without restriction.

         3.6 NO UNTRUE REPRESENTATIONS. No representation or warranty by PRG Sub or PRG in this Agreement, and no Exhibit or certificate issued by officers or directors of PRG Sub or PRG and furnished or to be furnished to the Company, the Practice or the Shareholder pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.


SECTION 4.       COVENANTS OF THE COMPANY, THE PRACTICE AND THE SHAREHOLDER.

         The Company, the Practice and the Shareholder, jointly and severally, agree that between the date hereof and the Closing Date:

         4.1 CONSUMMATION OF AGREEMENT. The Company, the Practice and the Shareholder shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions and qualify the transaction under Code Section 368(a).

         4.2 BUSINESS OPERATIONS. The Company, the Practice and the Shareholder shall operate the Company's and the Practice's business in the ordinary course. The Company and the Practice shall not enter into any lease, contract, indebtedness, commitment, purchase or sale or acquire or dispose of any capital asset except in the ordinary course of business. The Company, the Practice and the Shareholder shall use their best efforts to preserve the business and assets of the Company and the Practice intact and shall not take any action that would have an adverse effect on the business or assets of the Company or the Practice, including without limitation, any action the primary purpose or effect of which is to generate or preserve cash; provided that the Company and the Practice may continue to operate in the ordinary course of business. The Company, the Practice and the Shareholder shall use their best efforts to preserve intact the relationships with payors, customers, suppliers, patients and others having significant business relations with the Company or the Practice. The Company and the Practice shall collect its receivables and pay its trade payables in the ordinary course of business. The Company and the Practice shall not introduce any new method of management, operations or accounting. On the Closing Date, the Company shall not be engaged in the practice of medicine and shall not provide medical services.

         4.3 ACCESS AND NOTICE. The Company, the Practice and the Shareholder shall permit PRG and PRG Sub and their authorized representatives access to, and make available for inspection, all of the assets and business of the Company and the Practice and all of its assets, including employees, customers and suppliers and permit PRG, PRG Sub and their authorized representatives to inspect and make copies of all documents, records and information with respect to the business or assets of the Company or the Practice as PRG, PRG Sub or their representatives may request. The Company, the Practice and the Shareholder shall promptly notify PRG Sub in writing of
(a) any notice or communication relating to a default or event that, with notice or lapse of time or both, could become a default, under any contract, commitment or obligation to which the Company or the Practice is a party, and
(b) any adverse change in the Company's or the Practice's business, financial condition or the conditions of its assets.

         4.4 APPROVALS OF THIRD PARTIES AND PERMITS AND CONSENTS. The Company, the Practice and the Shareholder shall use their best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, including consents described on Exhibit 2.5. The Company, the Practice and the Shareholder shall use their best efforts to obtain all licenses, permits, approvals or other authorizations required under any law, rule, regulation, or otherwise to provide the services of the Practice contemplated by the Service Agreement and to conduct the intended business of the Practice.

         4.5 ACQUISITION PROPOSALS The Company, the Practice and the Shareholder shall not, and shall use their best efforts to cause the Company's or the Practice's employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer, including without limitation, any proposal or offer to the Shareholder, with respect to a merger, acquisition, consolidation or similar transaction involving, or the purchase of all or any significant portion of the assets or any equity securities of the Company or the Practice or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to such proposal or offer, and the Company, the Practice and the Shareholder will immediately cease any such activities, discussions or negotiations heretofore conducted with respect to any of the foregoing. The Company, the Practice and the Shareholder shall immediately notify PRG Sub if any such inquiries or proposals are received.

         4.6 FUNDING OF ACCRUED EMPLOYEE BENEFITS. The Company hereby covenants and agrees that it will take whatever steps are necessary to pay or fund completely for any accrued benefits, where applicable, or vested accrued benefits for which the Company or any entity might have any liability whatsoever arising from any salary, wage, benefit, bonus, insurance, employment tax or similar liability of the Company to any employee or other person or entity (including, without limitation, any Company Plan and any liability under employment contracts with the Company) allocable to services performed prior to the Closing Date. The Company acknowledges that the purpose and intent of this covenant is to assure that PRG Sub shall have no liability whatsoever at any time after the Closing Date with respect to any of the Company's employees or similar persons or entities, including, without limitation, any Company Plan.

         4.7 EMPLOYEE MATTERS. The Company and the Practice shall not, without the prior written approval of PRG or PRG Sub, except as required by law, increase the cash compensation of Shareholder or other employee or an independent contractor of the Company or the Practice, adopt, amend or terminate any compensation plan, employment agreement, independent contractor agreement, employee policies and procedures or employee benefit plan, take any action that could deplete the assets of any employee benefit, or fail to pay any premium or contribution due or file any report with respect to any employee benefit plan, or take any other actions with respect to its employees or employee matters which might have an adverse effect upon the Company, the Practice, its business, assets or prospects.

         4.8 DISTRIBUTIONS AND REPURCHASES. No distribution, payment or dividend of any kind will be declared or paid by the Company or the Practice, nor will any repurchase of any of the Company's or the Practice's capital stock be approved or effected.

         4.9 REQUIREMENTS TO EFFECT MERGER. The Company, the Practice and Shareholder shall use their best efforts to take, or cause to be taken, all actions necessary to effect the Merger under applicable law, including without limitation the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement.

         4.10 VOTING OF SHARES; IRREVOCABLE PROXY. Shareholder agrees that until the earlier of the Closing Date or the termination of this Agreement, Shareholder shall vote all shares of Company and the Practice common stock owned by the Shareholder at any meeting of the stockholders of the Company or the Practice or take action by written consent for adoption of this Agreement, as hereby amended, and in favor of the Merger and any other transactions contemplated by this Agreement, and against any action, omission or agreement which would impede or interfere with, or have the effect of discouraging, the Merger.

         4.11 ACCOUNTING AND TAX MATTERS. The Company and the Practice will not change in any material respect the accounting methods or practices followed by the Company and the Practice (including any material change in any assumption underlying, or any method of calculating, any bad debt, contingency or other reserve), except as may be consistent with past practices of the Company and Practice. The Company and the Practice will not make any material tax election except in the ordinary course of business consistent with past practice, change any material tax election already made, adopt any tax accounting method except in the ordinary course of business consistent with past practice, change any tax accounting method, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment. The Company and the Practice will duly, accurately and timely file, on or before the Closing Date, all returns, information statements and other documents relating to taxes of the Company and the Practice required to be filed by it on or before the Closing Date, and pay on or before the Closing Date, all taxes required to be paid by it, on or before the Closing Date.

         4.12 LEASES. PRG shall have entered into an amendment to the leases (the "Building Lease") with Shareholder or affiliates or related parties of Shareholder with respect to any locations of the Company and Practice on terms and conditions satisfactory to PRG, the terms and conditions of which shall include, without limitation, (i) a five year initial term, (ii) a lease rate equal to the lesser of the lease rate as set forth in the initial lease for such property and the fair market value lease rate, as agreed to by PRG,
(iii) a right of first refusal to acquire such property upon any proposed sale thereof, and (iv) such other provisions to be acceptable to PRG.


SECTION 5.       COVENANTS OF PRG AND PRG SUB.

         PRG and PRG Sub, jointly and severally, agree that between the date hereof and the Closing Date:

         5.1 CONSUMMATION OF AGREEMENT. PRG and PRG Sub shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and provisions. PRG and PRG Sub will use their best efforts to take, or cause to be taken, all actions necessary to effect the Merger under applicable law and to qualify the transaction under Code Section 368(a), including without limitation the filing with the appropriate government officials all necessary documents in form approved by counsel for the parties to this Agreement.

         5.2 APPROVALS OF THIRD PARTIES AND PERMITS AND CONSENTS. PRG and PRG Sub shall use their best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby. PRG Sub and PRG shall promptly notify the Company and Shareholder of receipt by PRG or PRG Sub of any stop order, injunction, or similar proceeding that would prohibit the issuance of the Merger Consideration.

         5.3 LISTING APPLICATION. PRG shall prepare and submit to the New York Stock Exchange (the "NYSE") a listing application covering the Stock Consideration and shall use its best efforts to obtain approval for the listing of the Stock Consideration upon official notice of issuance.


SECTION 6.       COVENANTS OF THE SHAREHOLDER.

         The Shareholder agrees that between the date hereof and the Closing
Date:

         6.1 ACCESS. The Shareholder shall permit PRG, PRG Sub and their authorized representatives full access to, and make available for inspection, all of the assets and records of the Company and the Practice, and permit PRG, PRG Sub and their authorized representatives to inspect and make copies of all documents, records and information with respect to the affairs of the Company and the Practice as PRG, PRG Sub and their representatives may request.

         6.2 LICENSES AND PERMITS. The Shareholder shall use his best efforts to obtain all licenses, permits, approvals or other authorizations required under any law, statute, rule, regulation or ordinance, or otherwise necessary or desirable to consummate the transactions or provide the services contemplated by the Service Agreement and the Physician Employment Agreements and to conduct the intended business of the Company and the Clinic.

         6.3 GOVERNANCE. Within three (3) months following the Closing Date, the Practice, if any, shall establish reasonable governance provisions providing for (i) a maximum length of employment for non-owner physicians prior to their admission to ownership in the Practice, (ii) terms of ownership admission to the Practice, (iii) a compensation structure for ongoing owner physicians, (iv) retirement of physicians from the ownership of the Practice and (v) buy-out provisions for retiring or inactive owner physicians. The Practice shall provide thirty (30) days notice to PRG prior to any change in the governance provisions of the Practice.

         6.4 EXHIBITS. On or before July 3, 1996, Shareholder, the Company and the Practice shall provide to PRG and PRG Sub the exhibits noted with an * on the list of exhibits attached hereto. Such exhibits shall be in form and substance satisfactory to PRG and PRG Sub in their discretion.

SECTION 7.       PRG SUB AND PRG CONDITIONS PRECEDENT.

         The obligations of PRG Sub and PRG hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, the Practice and the Shareholder contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

         7.2 COVENANTS AND CONDITIONS. The Company, the Practice and the Shareholder shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by the Company, the Practice and the Shareholder prior to the Closing Date.

         7.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         7.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company or the Practice shall have occurred since the Balance Sheet Date.

         7.5 DUE DILIGENCE REVIEW. By the Closing Date, PRG Sub and PRG shall have completed a due diligence review of the business, operations and financial statements of the Company and the Practice, the results of which shall be satisfactory to PRG Sub and PRG in their sole discretion.

         7.6 APPROVAL BY THE BOARD OF DIRECTORS This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of PRG or a committee thereof.

         7.7 SERVICE AGREEMENT. On or prior to the Closing Date, the Company and LLP shall have amended the service agreement existing between such entities to be in form and substance set forth on Exhibit 8.7 attached hereto (the "Service Agreement").

         7.8 EMPLOYMENT ARRANGEMENTS. PRG and PRG Sub shall have approved all employment agreements between the Company or the Practice and any employees, including, without limitation, any agreements with Shareholder or other physician employees. All employees of the Company shall have entered into a separation and release agreement ("Separation and Release Agreement") in form and substance satisfactory to PRG and PRG Sub.

         7.9 CONSENTS AND APPROVALS. The Company, the Practice and the Shareholder shall have obtained all necessary government and other third-party approvals and consents.

         7.10 CLOSING DELIVERIES. PRG Sub shall have received all documents, duly executed in form satisfactory to PRG Sub and its counsel, referred to in Section 9.1.

         7.11 DEBT AND RECEIVABLES. Other than management service and lease arrangements between the Company and LLP, there shall be no indebtedness, receivables or payables between the Company or the Practice and the Shareholder or affiliates and the Company and the Practice shall not have any liabilities, including indebtedness, guaranties and capital leases, that are not approved by PRG.

         7.12 DISSENTING SHARES. No holder of the Company's common stock shall have demanded appraisal for the shares of Company common stock held by such holder in accordance with the Texas Business Corporation Act.

         7.13 STOCK CONSIDERATION. The stock consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.

         7.14    LEASE.  PRG shall have entered into the Building Lease.

         7.15 NO CHANGE IN WORKING CAPITAL. There shall have been no change in the Working Capital.


SECTION 8.       THE COMPANY'S AND THE SHAREHOLDER'S CONDITIONS PRECEDENT.

         The obligations of the Company and the Shareholder hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of PRG Sub and PRG contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

         8.2 COVENANTS AND CONDITIONS. PRG Sub and PRG shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by PRG Sub and PRG prior to the Closing Date.

         8.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         8.4 CLOSING DELIVERIES. The Company shall have received all documents, duly executed in form satisfactory to the Company and its counsel, referred to in Section 9.2.

         8.5 STOCK CONSIDERATION. The stock consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.


SECTION 9.       CLOSING DELIVERIES.

         9.1 DELIVERIES OF THE COMPANY AND THE SHAREHOLDER. At or prior to the Closing, the Company and the Shareholder shall deliver to PRG Sub the following, all of which shall be in a form satisfactory to counsel to PRG Sub and PRG:

                 (a) the Service Agreement and executed originals of all documents required by that agreement, including but not limited to security agreements and powers of attorneys referred to therein;

                 (b)      executed Separation and Release Agreements;

                 (c) a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and all related documents and agreements each certified by the Secretary as being true and correct copies of the original thereof;

                 (d) if applicable, a copy of the resolutions of the Board of Directors of the Practice authorizing the execution, delivery and performance of the Service Agreement, each certified by the Secretary of the Practice as being true and correct copies of the original thereof;

                 (e) certificates of the President of the Company and the Practice and of Shareholder, dated as of the Closing Date, (i) as to the truth and correctness of the representations and warranties of the Company, the Practice and Shareholder contained herein; (ii) as to the performance of and compliance by the Company, the Practice and Shareholder with all covenants contained herein; and (iii) certifying that all conditions precedent of the Company, the Practice and Shareholder to the Closing have been satisfied;

                 (f) a certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of the Company and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of the Company;

                 (g) if applicable, a certificate of the Secretary of the Practice certifying as to the incumbency of the directors and officers or partners of the Practice and as to the signatures of such directors and officers or partners who have executed documents delivered at the Closing on behalf of the Practice;

                 (h) a certificate, dated within 10 days of the Closing Date, of the Secretary of the State of Texas establishing that the Company is in existence and is in good standing to transact business in its state of incorporation;

                 (i) if applicable, a certificate, dated within 10 days of the Closing Date, of the Secretary of the State of Texas establishing that Practice is in existence and is in good standing to transact business in its state of incorporation;

                 (j) an opinion of counsel to the Company, the Practice and the Shareholder opining as to the execution and delivery of this Agreement and the other documents and agreements to be executed pursuant hereto, the good standing and authority of the Company and the Practice, the enforceability of this Agreement and the other agreements and documents to be executed in connection herewith, and other matters reasonably requested by PRG Sub;

                 (k) non-foreign affidavits executed by the Company and Shareholder;

                 (l) all authorizations, consents, approvals, permits and licenses referred to in Sections 2.3 and 2.5;

                 (m) the resignations of the directors and officers of the Company as requested by PRG Sub;

                 (n)      a Shareholder Release in form attached hereto as
Exhibit 9.1(n) executed by Shareholder;

                 (o) a Stockholder's Agreement (herein so called) in form attached hereto as Exhibit 9.1(o) executed by Shareholder and Shareholder's spouse;

                 (p) such other instruments and documents as reasonably requested by PRG or PRG Sub to carry out and effect the purpose and intent of this Agreement.

         9.2 DELIVERIES OF PRG SUB AND PRG. At or prior to the Closing, PRG Sub and PRG shall deliver to the Company the following, all of which shall be in a form satisfactory to counsel to the Company and the Shareholder or the Clinic, as applicable:

                 (a)      the Merger Consideration;

                 (b)      an executed Service Agreement;

                 (c) a copy of the resolutions of the Board of Directors of PRG Sub and PRG (or a committee thereof) authorizing the execution, delivery and performance of this Agreement and all related documents and agreements each certified by the Secretary as being true and correct copies of the original thereof;

                 (d) certificates of the President of PRG Sub and PRG, dated as of the Closing Date, (i) as to the truth and correctness of the representations and warranties of PRG Sub and PRG contained herein; (ii) as to the performance of and compliance by PRG Sub and PRG with all covenants contained herein; and (iii) certifying that all conditions precedent of PRG Sub and PRG to the Closing have been satisfied;

                 (e) a certificate of the Secretary of PRG Sub and PRG certifying as to the incumbency of the directors and officers of PRG Sub and PRG and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of PRG Sub and PRG;

                 (f) certificates, dated within 10 days of the Closing Date, of the Secretary of the State of Delaware and Texas establishing that PRG Sub and PRG are in existence and are in good standing to transact business in the State of Delaware and the State of Texas, as applicable;

                 (g) an opinion of counsel to PRG and PRG Sub opining as to the execution and delivery of this Agreement and the other documents and agreements to be executed pursuant hereto, the good standing and authority of PRG and PRG Sub, the enforceability of this Agreement and the other agreements and documents to be executed in connection herewith, and other matters reasonably requested by the Company;

                 (h)      the Stockholder's Agreement; and

                 (i) such other instruments and documents as reasonably requested by the Company or Shareholder to carry out and effect the purpose and intent of this Agreement.


SECTION 10. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         10.1 NATURE AND SURVIVAL. All statements contained in this Agreement or in any Exhibit attached hereto, any agreement executed pursuant hereto, and any certificate executed and delivered by any party pursuant to the terms of this Agreement, shall constitute representations and warranties of the Company, the Practice and the Shareholder, jointly and severally, or of PRG Sub and PRG, jointly and severally, as the case may be. All such representations and warranties, and all representations and warranties expressly labeled as such in this Agreement shall survive the date of this Agreement and the Closing Date for a period of two (2) years following the Closing Date, except that (i) the representations and warranties set forth in Sections 2.23, 2.24 or 2.25 with respect to environmental and Medical Waste aws and health care laws and matters and tax representations shall survive until one year after the expiration of the applicable statute of limitations. Each party covenants with the other parties not to make any claim with respect to such representations and warranties, against any party after the date on which such survival period shall terminate. No party shall be entitled to claim indemnity from any other party pursuant to Section 10.2 or 10.3 hereof, unless such party has timely given the notice required in Sections 10.2, 10.3 or 10.4 hereof, as the case may be. Each party hereby releases, acquits and discharges the other party from any and all claims and demands, actions and causes of action, damages, costs, expenses and rights of setoff with respect to which the notices required by Section 10.2, 10.3 or 10.4, as applicable, are not timely provided.

         10.2 INDEMNIFICATION BY PRG SUB AND PRG. PRG SUB AND PRG, JOINTLY AND SEVERALLY (FOR PURPOSES OF THIS SECTION 10.2 AND, TO THE EXTENT APPLICABLE,
SECTION 10.4, "INDEMNITOR"), SHALL INDEMNIFY AND HOLD THE SHAREHOLDER, AND HIS RESPECTIVE AGENTS AND EMPLOYEES (EACH OF THE FOREGOING, INCLUDING THE COMPANY AND THE SHAREHOLDER, FOR PURPOSES OF THIS SECTION 10.2 AND, TO THE EXTENT APPLICABLE, SECTION 10.4, AN "INDEMNIFIED PERSON"), HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, ACTIONS, SUITS, COSTS, DEFICIENCIES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL THROUGH APPEAL):

         (i) ARISING FROM OR BY REASON OF OR RESULTING FROM ANY BREACH BY INDEMNITOR OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED IN THIS AGREEMENT (INCLUDING THE EXHIBITS HERETO) AND EACH DOCUMENT, CERTIFICATE OR OTHER INSTRUMENT FURNISHED OR TO BE FURNISHED BY INDEMNITOR HEREUNDER, AND,

         (ii) FROM AND AFTER THE CLOSING DATE, ARISING FROM OR BY REASON OF OR RESULTING FROM INDEMNITOR'S MANAGEMENT AND THE OWNERSHIP OF THE COMPANY.

         (iii) ANY LIABILITY OF PRG OR PRG SUB FOR COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION) ATTORNEYS' FEES) INCURRED IN CONNECTION WITH THIS NEGOTIATION, PREPARATION OR CLOSING OF TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER DOCUMENTS TO BE EXECUTED IN CONNECTION HEREWITH.

IN CONNECTION WITH INDEMNITOR'S OBLIGATION TO INDEMNIFY FOR EXPENSES, INDEMNITOR SHALL REIMBURSE EACH INDEMNIFIED PERSON FOR ALL SUCH EXPENSES AS THEY ARE INCURRED BY SUCH INDEMNIFIED PERSON, PROVIDED THAT SUCH INDEMNIFIED PERSON AGREES IN WRITING TO REFUND ALL SUCH REIMBURSED EXPENSES IF AND TO THE EXTENT THAT IT IS FINALLY JUDICIALLY DETERMINED THAT SUCH INDEMNIFIED PERSON IS NOT ENTITLED TO INDEMNIFICATION HEREUNDER.

         10.3 INDEMNIFICATION BY THE COMPANY, THE PRACTICE AND THE SHAREHOLDER. THE COMPANY, THE PRACTICE AND THE SHAREHOLDER (FOR PURPOSES OF THIS SECTION 10.3 AND, TO THE EXTENT APPLICABLE, SECTION 10.4, "INDEMNITOR"), JOINTLY AND SEVERALLY, SHALL INDEMNIFY AND HOLD PRG SUB, PRG AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDER, AGENTS AND EMPLOYEES (EACH OF THE FOREGOING, INCLUDING PRG SUB AND PRG, FOR PURPOSES OF THIS SECTION 10.3 AND, TO THE EXTENT APPLICABLE, SECTION 10.4, AN "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DAMAGES, ACTIONS, SUITS, COSTS, DEFICIENCIES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL THROUGH APPEAL):

         (i) ARISING FROM OR BY REASON OF OR RESULTING FROM ANY BREACH BY INDEMNITOR OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED IN THIS AGREEMENT (INCLUDING THE EXHIBITS HERETO) AND EACH DOCUMENT, CERTIFICATE, OR OTHER INSTRUMENT FURNISHED OR TO BE FURNISHED BY INDEMNITOR HEREUNDER, AND,

         (ii) WITH RESPECT TO ALL TIMES PRIOR TO THE CLOSING DATE, ARISING FROM OR BY REASON OF OR RESULTING FROM THE INDEMNITOR'S MANAGEMENT AND CONDUCT OF THE OWNERSHIP OR OPERATION OF THE COMPANY AND FROM ANY ALLEGED ACT OR NEGLIGENCE OF INDEMNITOR OR ITS EMPLOYEES, AGENTS AND INDEPENDENT CONTRACTORS IN OR ABOUT THE COMPANY'S BUSINESS, AND

         (iii) WITH RESPECT TO (I) ANY VIOLATION BY THE COMPANY OR THE SHAREHOLDER OR THEIR CONSULTANTS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND AFFILIATES OF STATE OR FEDERAL LAWS GOVERNING HEALTHCARE FRAUD AND ABUSE, OR ANY OVERPAYMENT OR OBLIGATION ARISING OUT OF OR RESULTING FROM CLAIMS SUBMITTED TO ANY THIRD PARTY PAYOR, WHETHER ON OR AFTER THE CLOSING DATE,

         (iv) WITH RESPECT TO TAXES OF THE COMPANY OR ANY OTHER PERSON (INCLUDING ANY SHAREHOLDER), OF ANY NATURE WHATSOEVER ARISING FROM OR AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT,

         (v) WITH RESPECT TO ANY LIABILITY OF THE COMPANY OR THE SHAREHOLDER FOR COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) INCURRED IN CONNECTION WITH THE NEGOTIATION, PREPARATION OR CLOSING OF TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER DOCUMENTS TO BE EXECUTED IN CONNECTION HEREWITH.

         (vi) WITH RESPECT TO ANY ACCRUED UNFUNDED RETIREMENT OR PENSION PLAN LIABILITIES.

         (vii) WITH RESPECT TO ANY TAXES, TAX LIABILITY OR UNPAID TAXES OF THE COMPANY FOR THE PERIOD PRIOR TO THE CLOSING DATE (WHETHER OR NOT SUCH TAXES WERE DUE AND PAYABLE BY THE COMPANY PRIOR TO THE CLOSING DATE OR WERE KNOWN OR UNKNOWN).

IN CONNECTION WITH INDEMNITOR'S OBLIGATION TO INDEMNIFY FOR EXPENSES, INDEMNITOR SHALL REIMBURSE EACH INDEMNIFIED PERSON FOR ALL SUCH EXPENSES AS THEY ARE

INCURRED BY SUCH INDEMNIFIED PERSON, PROVIDED THAT SUCH INDEMNIFIED PERSON AGREES IN WRITING TO REFUND ALL SUCH REIMBURSED EXPENSES IF AND TO THE EXTENT THAT IT IS FINALLY JUDICIALLY DETERMINED THAT SUCH INDEMNIFIED PERSON IS NOT ENTITLED TO INDEMNIFICATION HEREUNDER.

         10.4 INDEMNIFICATION PROCEDURE. (a) Within sixty (60) days after Indemnified Person receives written notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, or within such lesser time as may be provided by law for the defense of such action or proceeding, such Indemnified Person shall notify Indemnitor thereof. Notwithstanding the foregoing, failure of Indemnified Person to give such notice shall not affect the right of Indemnified Party to be indemnified pursuant to the terms hereof. If any such action or other proceeding shall be brought against any Indemnified Person, Indemnitor shall, upon written notice given within a reasonable time following receipt by Indemnitor of such notice from Indemnified Person, be entitled to assume the defense of such action or proceeding with counsel chosen by Indemnitor and reasonably satisfactory to Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, Indemnified Person shall have the right to employ separate counsel at Indemnitor's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (a) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to Indemnitor and which could not be adequately advanced by counsel chosen by Indemnitor, or (b) a conflict or potential conflict exists between Indemnitor and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall Indemnitor be required to pay fees and expenses hereunder for more than one firm of attorneys of Indemnified Person in any jurisdiction in any one action or proceeding or group of related actions or proceedings. Indemnitor shall not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which such Indemnified Person is a party unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or potentially arising from or by reason of such claim, action or proceeding.

                 (b) Notwithstanding the provisions of Section 10.3, the Shareholder, the Company and the Practice shall not be required to indemnify PRG unless, and to the extent that, the aggregate amount of damages, losses, liabilities, costs and other sums ("Damages") incurred by PRG and PRG Sub unless, and to the extent that, the aggregate amount of Damages incurred by PRG and PRG Sub shall exceed an amount equal to $49,000. Notwithstanding the provisions of Section 10.2, PRG and PRG Sub shall not be required to indemnify the Company, the Practice and the Shareholder unless, and to the extent that the aggregate amount of Damages incurred by the Shareholder shall exceed an amount equal to $49,000.

         10.5    CERTAIN TAX MATTERS.

                 (a) PRG shall prepare and file or cause to be prepared and filed any tax returns, statements and reports ("Tax Returns") of Surviving Corporation covering taxable periods ending on or before the Closing Date which have not been filed on or before the Closing Date. Shareholder shall, within fifteen (15) days after payment thereof and receipt of notice of such payment, reimburse, indemnify and hold harmless PRG and the Surviving Corporation for all taxes, and all related interest, penalties and additions to tax ("Taxes"), with respect to taxable periods of the Company ending on or before the Closing Date.

                 (b) PRG shall prepare and file or cause to be prepared and filed any Tax Returns of Surviving Corporation covering taxable periods which begin before the Closing Date and end after the Closing Date ("Straddle Periods"). Shareholder shall, within fifteen (15) days after payment thereof and notice of such payment, reimburse, indemnify and hold harmless PRG and the Surviving Corporation for all Taxes for any Straddle Period, to the extent related to the portion of the Straddle Period ending on the Closing Date. For such purposes, the portion of any Tax attributable to the portions of a Straddle Period ending on the Closing Date and beginning after the Closing Date shall be determined by apportioning the Tax for the entire Straddle Period among such periods based on the number of days in each such period, provided that, in the case of Taxes based upon or related to income or receipts, such portion shall be the amount of Tax which would have been due if the relevant Straddle Period ended on the Closing Date. Any credits relating to a Straddle Period shall be taken into account as though the relevant Straddle Period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practices of the Company.

                 (c) The Company, Shareholder, PRG, Surviving Corporation and PRG Sub shall reasonably cooperate with each other in connection with the filing of Tax Returns pursuant to this Section 10.5(c) and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the provision of copies, at the requesting party's expense, of records and information relevant to any such Tax Return or proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

         10.6 RIGHT OF SETOFF. In the event of any breach of warranty, representation, covenant or agreement by the Company or the Shareholder giving rise to indemnification under Section 10.3 or Section 10.5 hereof, PRG, Surviving Corporation or PRG Sub shall be entitled to offset the amount of damages incurred by it as a result of such breach of warranty, representation, covenant or agreement against any amounts payable by PRG, PRG Sub or Surviving Corporation, including the amounts payable under the Service Agreement.


SECTION 11.      TERMINATION.  This Agreement may be terminated:

                 (a)      at any time by mutual agreement of all parties;

                 (b) at any time by PRG or PRG Sub if any representation or warranty of the Company, the Practice or Shareholder contained in this Agreement or in any certificate or other document executed and delivered by the Company, the Practice or Shareholder pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Company, the Practice or Shareholder fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days after receipt of written notice thereof;

                 (c) at any time by the Company, the Practice or the Shareholder if any representation or warranty of PRG or PRG Sub contained in this Agreement or in any certificate or other document executed and delivered by PRG or PRG Sub pursuant to this Agreement is or becomes untrue in any material respect or PRG or PRG Sub fails to comply in any material respect with any covenant or agreement contained herein and such misrepresentation, noncompliance or bread is not cured, waived or eliminated within twenty (20) days of written notice thereof;

                 (d) by PRG, PRG Sub, the Company, the Practice or the Shareholder if the merger contemplated hereby shall not have been consummated by July 4, 1996; or

                 (e) by PRG at any time prior to the Closing Date if PRG determines in its sole discretion as the result of its legal, financial and operational due diligence with respect to the Company or the Practice, that such termination is desirable and in the best interests of PRG.


SECTION 12.      NONCOMPETITION.

         12.1 PROHIBITED ACTIVITIES. In order to protect PRG, PRG Sub, the Surviving Corporation and each of their affiliates (collectively, the "PRG Group") against the unauthorized use or disclosure of any of their confidential information presently known or hereinafter acquired by the Shareholder and other good and valuable consideration, Shareholder hereby agrees that, subject to adjustment pursuant to Section 12.5, for a period of five (5) years following the Closing Date, Shareholder and his or her respective affiliates shall not knowingly, directly or indirectly, for herself or himself or on or behalf of any other corporation, person, firm, partnership, association or any other entity (whether as an individual, agent, employee, officer, director or in any other capacity)(other than through the provision of services by Practice in accordance with the Service Agreement):

                 (a) establish, operate or provide physician services at any medical office, clinic or out-patient and/or ambulatory treatment or diagnostic facility providing services similar to those provided by the Practice or engage or participate in or finance any business which engages in direct competition with the heathcare business being conducted by PRG, PRG Sub, Surviving Corporation or any practice managed by PRG or any subsidiary of PRG anywhere within 50 miles of any location of PRG, PRG Sub, Surviving Corporation or any practice managed by PRG or any subsidiary of PRG; provided, however, that this provision shall not prohibit the Shareholder or any of his or her affiliates from purchasing or holding an aggregate equity interest of up to 2%, so long as such Shareholder and his or her affiliates combined do not purchase or hold an aggregate equity interest of more than 5%, in any business in direct competition with the PRG, PRG Sub, Surviving Corporation or any practice managed by PRG or any subsidiary of PRG; or

                 (b) induce or attempt to influence any employee of PRG, PRG Sub, Surviving Corporation or any practice managed by PRG or any subsidiary of PRG to terminate his or her employment, or to hire any such employee, whether or not so induced or influenced, except that any such employee may be hired with PRG's prior written consent, which consent shall not be unreasonable withheld.

         12.2    DAMAGES.

                 (a) Because of the difficulty of measuring economic losses to PRG, Surviving Corporation and PRG Sub as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to PRG, Surviving Corporation and PRG Sub for which it would have no other adequate remedy, the Shareholder agrees that, in the event of a breach by them of the foregoing covenant, the covenant may be enforced by PRG, Surviving Corporation or PRG Sub by injunctions and restraining orders. The foregoing right is in addition to the right to receive liquidated damages set forth in subparagraph (b) below.

                 (b) Because of the difficulty of measuring economic losses as a result of a breach by Shareholder of the foregoing covenant, Shareholder agrees that in the event of a breach of the foregoing covenant the Shareholder shall be obligated to pay to PRG as liquidated damages an amount set forth below opposite the year following Closing in which the breach occurs:

                 Year Following
                Closing in Which
                  Breach Occurs                        Damages
                ----------------                       -------
                      1st                            $3,675,000
                      2nd                            $2,940,000

                      3rd                            $2,205,000


                      4th                            $1,470,000

                      5th                            $  735,000

         PRG and PRG Sub agree that, prior to the imposition of the liquidated damages set forth above, PRG or PRG Sub shall give the Shareholder notice of the breach of Section 12.1 above and for a period of twenty (20) days from such notice, the opportunity to cure such breach; provided, however, that PRG and PRG Sub shall not be required to give such notice and opportunity to cure if PRG or PRG Sub believes, in its reasonable discretion, that such breach was willful.

         12.3 REASONABLE RESTRAINT. It is agreed by the parties that the foregoing covenants in this Section 12 impose a reasonable restraint on the Shareholder in light of the activities and business of PRG and PRG Sub on the date of the execution of this Agreement and the future plans of PRG and Surviving Corporation.

         12.4 SEVERABILITY; REFORMATION. The covenants in this Section 12 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         12.5 TERM. It is specifically agreed that the period of five (5) years stated above, shall be computed by excluding from such computation any time during which Shareholder is in violation of any provision of this Section
12. The covenants contained in this Section 12 shall have no effect if the transactions contemplated by this Agreement are not consummated for any reason but otherwise shall not be affected by any breach of any other provision hereof by any party hereto.


SECTION 13. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Shareholder recognizes and acknowledges that he had in the past, currently have, and in the future may possibly have, access to certain confidential information of PRG, Surviving Corporation or PRG Sub that is valuable, special and unique assets of PRG's, Surviving Corporation's or PRG Sub's businesses. The Shareholder agrees that he will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, unless (i) such information becomes available to or known by the public generally through no fault of the Shareholder, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Shareholder shall, if possible, give prior written notice thereof to the other parties hereto, and provide such other parties hereto with the opportunity to contest such disclosure, (iii) the Shareholder reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or (iv) the Shareholder is the sole and exclusive owner of such confidential information as a result of the transactions contemplated hereunder or otherwise. In the event of a breach or threatened breach by the Shareholder of the provisions of this Section 13, PRG, Surviving Corporation or PRG Sub shall be entitled to an injunction restraining the Shareholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting PRG, Surviving Corporation or PRG Sub from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. The obligations of the parties under this
Section 13 shall survive the termination of this Agreement.


SECTION 14. INVESTMENT REPRESENTATIONS. The Shareholder is able to bear the economic risk of an investment in PRG common stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect his own interests in connection with the acquisition of the PRG common stock. The Shareholder or his respective purchaser representatives have had an adequate opportunity to ask questions and receive answers from the officers of PRG concerning any and all matters relating to the background and experience of the officers and directors of PRG, the plans for the operations of the business of PRG, and any plans for additional acquisitions and the like. The Shareholder or his respective purchaser representatives have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.


SECTION 15.      MISCELLANEOUS.

         15.1 NOTICES. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, or by facsimile AND overnight courier, to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

         If to PRG:                            If to PRG Sub:

            Physicians Resource Group, Inc.       PRG TX Acquisition Corp. I
            Three Lincoln Centre                  Three Lincoln Centre
            5430 LBJ Freeway, Suite 1540          5430 LBJ Freeway, Suite 1540
            Dallas, Texas 75240                   Dallas, Texas 75240
            Attn:  Richard J. D' Amico            Attn:  Richard J. D' Amico
            Facsimile: (214) 982-8299             Facsimile: (214) 982-8299

         with a copy of each notice directed to PRG Sub or PRG to:

            James S. Ryan, III, Esquire
            Jackson & Walker, L.L.P.
            901 Main Street
            Dallas, Texas  75202
            Facsimile:  (214) 953-5822

         If to the Company, the Practice or the Shareholder:

            Charles H. Campbell, M.D.
            5540 Saratoga, Suite 200
            Corpus Christi, Texas 78413
            Facsimile: (512) 993-9184

         with a copy to:

            Merton B. Goldman
            Mounce & Galatzan, P.C.
            7th Floor, Texas Commerce Bank Bldg.
            El Paso, TX 79901
            Facsimile: (915) 541-1598

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications, properly addressed and postage prepaid with the overnight courier.

         15.2 FURTHER ASSURANCES; ACCOUNTS RECEIVABLE. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of Agreement. Shareholder shall assist PRG and Surviving Corporation in collecting the accounts receivable of the Company acquired by PRG and PRG Sub in connection with this transaction and in the event that Shareholder shall receive the proceeds of any such accounts receivable, shall immediately forward such amounts to Surviving Corporation.

         15.3 EACH PARTY TO BEAR COSTS. Each of the parties to this Agreement shall pay all of the costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated. Without limiting the generality of the foregoing and whether or not such liabilities may be deemed to have been incurred in the ordinary course of business, PRG Sub, Surviving Corporation and PRG shall not be liable to or required to pay, either directly or indirectly, any (a) fees and expenses of legal counsel, accountants, auditors or other persons or entities retained by the Company, the Clinic or the Shareholder for services rendered in connection with negotiating and closing the transactions contemplated by this Agreement or the documents to be executed in connection herewith, whether or not such costs or expenses are incurred before or after the Closing Date and the Shareholder shall be liable for all such costs and expenses of the Company, and (b) local, state and federal income taxes or other similar charges on income or gain incurred by the Company, the Clinic or the Shareholder as a result of the transactions contemplated hereby.

         15.4 PUBLIC DISCLOSURES. Prior to the Closing, except as otherwise required by law, no party to this Agreement shall make any public or other disclosure (other than to such parties' lawyers, accountants and advisors) of this Agreement or the transactions contemplated hereby without the prior consent of the other parties. The parties to this Agreement shall cooperate with respect to the form and content of any such disclosures.

         15.5 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLIED WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES.

         15.6 CAPTIONS. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         15.7 INTEGRATION OF EXHIBITS. All Exhibits attached to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

         15.8 ENTIRE AGREEMENT/AMENDMENT. THIS INSTRUMENT, INCLUDING ALL EXHIBITS ATTACHED HERETO, CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDES ANY AND ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS BETWEEN THE PARTIES, WRITTEN OR ORAL, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY.

         15.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument

         15.10 BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No party may assign any right or obligation hereunder without the prior written consent of the other parties; provided, however, that PRG Sub, Surviving Corporation and PRG may assign its rights and obligations hereunder to an affiliate and to their lender or lenders.

         15.11 NO RULE OF CONSTRUCTION. The parties acknowledge that this Agreement was initially prepared by PRG Sub, and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

         15.12 COSTS OF ENFORCEMENT. In the event that PRG Sub, Surviving Corporation or PRG, on the one hand, or the Company or the Shareholder, on the other hand, file suit in any court against any other party to enforce the terms of this Agreement against the other party or to obtain performance by it hereunder, the prevailing party will be entitled to recover all reasonable costs, including reasonable attorneys' fees, from the other party as part of any judgment in such suit. The term "prevailing party" shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the Complaint. "Reasonable attorneys' fees" are those reasonable attorneys' fees actually incurred in obtaining a judgment in favor of the prevailing party.

         15.13 AMENDMENTS; WAIVERS. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of the terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

         15.14 CHOICE OF FORUM. Each of the parties hereto agree that should any suit, action or proceeding arising out of this Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Agreement), such suit, action or proceeding shall be instituted only in a state or federal court in Dallas County, Texas. Each of the parties hereto consents to the in personam jurisdiction of any state or federal court in Dallas County, Texas and waives any objection to the venue of any such suit, action or proceeding. The parties hereto recognize that courts outside Dallas County, Texas may also have jurisdiction over suits, actions or proceedings arising out of this Agreement, and in the event that any party hereto shall institute a proceeding involving this Agreement in a jurisdiction outside Dallas County, Texas, the party instituting such proceeding shall indemnify any other party hereto for any losses and expenses that may result from the breach of the foregoing covenant to institute proceedings only in a state or federal court in Dallas County, Texas.

         15.15 SEVERABILITY. If any provision of this Agreement shall be found to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect. In lieu of such provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such provision as may be possible and be legal, valid and enforceable.

                              [End of Page _____]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


PRG TX ACQUISITION CORP. I             SOUTH TEXAS RETINA AFFILIATES, INC.


By: /s/ RICHARD J. D'AMICO             By:  /s/ CHARLES H. CAMPBELL
    ------------------------------        -------------------------------------
Its:                                   Its:     PRESIDENT
    ------------------------------         ------------------------------------


                                       SOUTH TEXAS RETINA CONSULTANTS,
                                       L.L.P.


                                       By:  /s/ CHARLES H. CAMPBELL
                                          -------------------------------------
                                       Its:     PARTNER
                                           ------------------------------------


PHYSICIANS RESOURCE GROUP, INC.

By: /s/ RICHARD J. D'AMICO             /s/ CHARLES H. CAMPBELL
    ------------------------------     ----------------------------------------
Its:                                   Charles H. Campbell, M.D.
    ------------------------------




                                       CHARLES H. CAMPBELL, M.D., P.A.

                                       By:  /s/ CHARLES H. CAMPBELL
                                          -------------------------------------
                                       Its:     PRESIDENT
                                           ------------------------------------

                               INDEX TO EXHIBITS


         Exhibit                        Description
         -------                        -----------
         *2.3                     Permits and Licenses

         *2.5                     Consents

         *2.6                     Financial Statements

         *2.7                     Leases

         *2.9                     Real and Personal Property; Encumbrances

         *2.11                    Patents, Trademarks; Names

         *2.12                    Directors and Officers; Payroll Information

         *2.14                    Contracts (other than Leases)

         *2.15                    Subsequent Events

         *2.16                    Accounts Receivable

         *2.20                    Insurance Policies

         *2.21                    Employee Benefit Plans

         *2.29                    Suppliers

         *2.30                    Banking Relations

         *2.31                    Related Interests

         *2.32                    Payors

         8.7                      Form of Service Agreement

         9.1(n)                   Shareholder Release

         9.1(o)                   Stockholder's Agreement

         ANNEX I                  Merger Consideration